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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Exact Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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441 Charmany Drive
Madison, Wisconsin 53719

June 12, 2015

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Thursday, July 23, 2015, at The Edgewater, Grand Ballroom A, 1001 Wisconsin Place, Madison, Wisconsin 53703.

        We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2015 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Kevin T. Conroy Chairman, President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 23, 2015

To the Stockholders of Exact Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 23, 2015, at 10:00 a.m., local time, at The Edgewater, Grand Ballroom A, 1001 Wisconsin Place, Madison, Wisconsin 53703, for the following purposes:

  1.
  To elect the three nominees to the Board of Directors nominated by the Board of Directors to serve for a three year term as Class III directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To approve the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000 shares, among other changes described in this proxy statement; and to re-approve individual award limits and performance measures under the plan for purposes of Section 162(m) of the Internal Revenue Code.

  4.
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015.

  5.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on May 29, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of the Board of Directors,

D. Scott Coward Senior Vice President, General Counsel and Secretary

Madison, Wisconsin
June 12, 2015

PROXY STATEMENT

APPENDIX A	THE EXACT SCIENCES CORPORATION 2010 OMNIBUS LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 28, 2015)	A-1

i

441 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT

        The Board of Directors (the "Board") of Exact Sciences Corporation (the "Company," "Exact," "we," "us" or "our") is providing these materials to you in connection with Exact's annual meeting of stockholders. The annual meeting will take place on Thursday, July 23, 2015, at 10:00 a.m., local time, at The Edgewater, Grand Ballroom A, 1001 Wisconsin Place, Madison, Wisconsin 53703. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about June 12, 2015.

GENERAL INFORMATION

Why am I receiving these materials?

        You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares.

What is a proxy?

        Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What is included in these materials?

        These materials include:

  •
  the Proxy Statement for the annual meeting;

  •
  a proxy card for the annual meeting; and

  •
  the 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014.

What items will be voted on at the annual meeting?

        There are four proposals scheduled to be voted on at the annual meeting:

  •
  the election of the nominees to the Board nominated by our Board of Directors as Class III directors to serve until the 2018 annual meeting of stockholders;

  •
  the advisory vote on the compensation paid to our named executive officers;

  •
  the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000, among other changes described in this proxy statement; and the re-approval of individual award limits and performance measures under the plan, in each case as described in Proposal 3 of this proxy statement, for purposes of Section 162(m) of the Internal Revenue Code; and

  •
  the ratification of the Audit Committee's appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

        The Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board's voting recommendations?

        Our Board of Directors recommends that you vote your shares:

  •
  FOR the nominees to the Board of Directors as Class III directors to serve until the 2018 annual meeting of stockholders;

  •
  FOR the approval of the advisory vote regarding the compensation paid to our executive officers;

  •
  FOR the approval of the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000, among other changes described in this proxy statement; and the re-approval of individual award limits and performance measures under the plan, in each case as described in Proposal 3 of this proxy statement, for purposes of Section 162(m) of the Internal Revenue Code; and

  •
  FOR the ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2015.

Who can attend the annual meeting?

        Admission to the annual meeting is limited to:

  •
  stockholders as of the close of business on May 29, 2015;

  •
  holders of valid proxies for the annual meeting; and

  •
  our invited guests.

        Each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

        The Board of Directors set May 29, 2015 as the record date. All record holders of Exact common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were                    shares of common stock outstanding.

What is a stockholder of record?

        A stockholder of record or registered stockholder is a stockholder whose ownership of Exact stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

        You may vote by any of the following methods:

  •
  In person.  Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

  •
  By mail.  Stockholders of record may vote by signing and returning the proxy card provided.

  •
  Beneficial owners of shares held in "street name."  You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

        You may change or revoke your vote as follows:

  •
  Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 22, 2015.

  •
  Beneficial owners of shares held in "street name."  You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

        Stockholders of record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

        Beneficial owners of shares held in "street name."    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

Which ballot measures are considered "routine" or "non-routine"?

        The election of directors ("Proposal 1"), the advisory vote on the compensation paid to our executive officers ("Proposal 2") and the approval of the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan and re-approval of Code Section 162(m) award limits and performance criteria ("Proposal 3") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, and 3.

        The ratification of the appointment of BDO as our independent registered public accounting firm for 2015 ("Proposal 4") is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 4.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

        The following are the voting requirements for each proposal:

  •
  Proposal 1, Election of Directors.  The nominees receiving the highest number of votes will be elected as Class III directors to serve until the 2018 annual meeting of stockholders. Under the majority voting policy contained in our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance & Nominating Committee of the Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to the Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. The Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision.

  •
  Proposal 2, Advisory Vote on Executive Compensation.  The compensation paid to our named executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

  •
  Proposal 3, Amendment and Restatement of the 2010 Omnibus Long-Term Incentive Plan; Re-Approval of Code Section 162(m) Award Limits and Performance Criteria.  Approval of the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000 shares, among other changes described in this proxy statement; and re-approval of individual award limits and performance criteria, in each case as described in Proposal 3 of this proxy statement, for purposes of Code Section 162(m), will be considered obtained if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

  •
  Proposal 4, Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2015 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors, the advisory vote on the compensation of our named executive officers and the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan and the re-approval of Code Section 162(m) award limits and performance criteria. We expect no broker non-votes on the appointment of BDO as our independent registered public accounting firm for 2015. Abstentions will have no effect on the proposal ratifying the appointment of BDO as our independent registered public accounting firm for 2015.

Who pays for solicitation of proxies?

        We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

        We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2016 annual meeting of stockholders?

        Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting of stockholders must be received no later than February 13, 2016. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

        Requirements for Stockholder Nominations or Proposals to Be Brought Before the 2016 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2016 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2016 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 25, 2016 and not later than the close of business on April 24, 2016. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2016 annual meeting of stockholders.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 30, 2015 by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each executive officer included in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options which may be exercised within 60 days after April 30, 2015 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 30, 2015 is based upon 88,912,042 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors, Nominees and Executive Officers
Maneesh K. Arora	191,416	(2)	997,375	1,188,791	1.3%
Thomas D. Carey	22,802		10,413	33,215	*
Kevin T. Conroy	326,597	(3)	2,141,125	2,467,722	2.7%
Sally W. Crawford	212,341		—	212,341	*
James E. Doyle	8,475		—	8,475	*
Daniel J. Levangie	40,943		52,472	93,415	*
Graham P. Lidgard	200,583	(4)	445,875	646,458	*
William J. Megan	37,148	(5)	3,250	40,398	*
Katherine S. Napier	76,147		33,304	109,451	*
Lionel N. Sterling	92,544		52,472	145,016	*
David A. Thompson	84,035		52,472	136,507	*
Michael S. Wyzga	—		12,608	12,608	*
All directors and executive officers as a group (13 persons)	1,293,831		3,788,758	5,082,589	5.5%
Stockholders
BlackRock, Inc.(6)	4,644,277		—	4,644,277	5.2%
William Blair & Co.(7)	5,080,804		—	5,080,804	5.7%
The Vanguard Group(8)	5,190,960		—	5,190,960	5.9%
FMR LLC(9)	5,573,034		—	5,573,034	6.3%
Capital Research Global Investors(10)	9,334,353		—	9,334,353	10.5%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit and deferred stock unit awards exercisable or issuable within 60 days of April 30, 2015. Does not include shares of stock issuable pursuant to option, restricted stock unit and deferred stock unit awards not exercisable or issuable within 60 days of April 30, 2015.

(2)
Includes 9,836 shares held through our 401(k) plan.

(3)
Includes 18,542 shares held through our 401(k) plan.

(4)
Includes 8,652 shares held through our 401(k) plan.

(5)
Includes 5,341 shares held through our 401(k) plan.

(6)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (Australia) Limited and BlackRock Japan Co Ltd and has the sole power to vote or to direct the vote of 4,464,505 shares and has the sole power to dispose or to direct the disposition of 4,644,277 shares. The principal address of BlackRock is 40 East 52nd Street, New York, New York 10022. This information has been obtained from Amendment No. 3 to Schedule 13G filed by BlackRock with the SEC on February 2, 2015.

(7)
Consists of 5,080,804 shares beneficially owned by William Blair & Co., an Illinois corporation ("William Blair"), over which it has sole voting and dispositive powers. The principal address of William Blair is 222 W. Adams, Chicago, Illinois 60605. This information has been obtained from Scheduled 13G filed by William Blair with the SEC on February 4, 2015.

(8)
Consists of 5,190,960 shares beneficially owned by The Vanguard Group, Inc. a Pennsylvania corporation ("Vanguard"). Vanguard has the sole power to vote or to direct the vote of 106,087 shares, the sole power to dispose or to direct the disposition of 5,092,473 shares and shared power to dispose or to direct the disposition of 98,487 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 98,487 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 7,600 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 2 to Schedule 13G filed by Vanguard with the SEC on February 11, 2015.

(9)
Consists of 5,573,034 shares beneficially owned by FMR LLC, a Delaware limited liability company ("FMR"), over which it has sole voting power over 127,016 shares and sole dispositive power over 5,573,034 shares. The principal address of FMR is 245 Summer Street, Boston, Massachusetts 02210. This information has been obtained from Schedule 13G filed by FMR with the SEC on February 13, 2015.

(10)
Consists of 9,334,353 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company, a Delaware corporation ("Capital Research"), over which it has sole voting and dispositive powers. The principal address of Capital Research is 333 South Hope Street, Los Angeles, California 90071. This information has been obtained from Amendment No. 1 to Schedule 13G filed by Capital Research with the SEC on April 10, 2015.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of ten members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2015 Annual Meeting is Class III, whose members currently include Thomas D. Carey, Sally W. Crawford, Daniel J. Levangie and Michael S. Wyzga. Ms. Crawford is not standing for re-election as a director at the 2015 Annual Meeting. Effective as of the date of the 2015 Annual Meeting, and contingent upon the election of the three nominees to the Board of Directors at the 2015 Annual Meeting, the Board of Directors will consist of nine members with one vacancy created by Ms. Crawford's decision not to stand for re-election. The Board of Directors plans to fill this vacancy as soon as practicable following the 2015 Annual Meeting. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Thomas D. Carey and Daniel J. Levangie for re-election to the Board of Directors as Class III directors and Michael S. Wyzga for election to the Board of Directors as a Class III director. Mr. Wyzga's appointment and proposed election to the Board of Directors was recommended by a non-management director.

        Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

        In January 2015, the Board of Directors of the Company approved an amendment to the Company's Corporate Governance Guidelines to provide for a majority voting policy in uncontested elections of nominees to the Board of Directors. The Board of Directors adopted the policy as part of its review and evaluation of the Corporate Governance Guidelines and in response to communications received from shareholders. Under the new majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance & Nominating Committee of the Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to the Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. The Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision. Our majority voting policy is set forth in our Corporate Governance Guidelines, which can be found on our website located at www.exactsciences.com under "Investor Relations—Corporate Governance."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the 2015 Annual Meeting and continuing directors and, for each such continuing director, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

Nominee's or Director's Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Thomas D. Carey	Director	2018	III
2013
Daniel J. Levangie	Director	2018	III
2010
Michael S. Wyzga	Director	2018	III
2015
Continuing Directors:
Kevin T. Conroy	President, Chief Executive	2016	I
2009	Officer and Chairman of
	the Board
Katherine S. Napier	Director	2016	I
2009
David A. Thompson	Director	2016	I
2010
Lionel N. Sterling	Director	2017	II
2010
Maneesh K. Arora	Senior Vice President,	2017	II
2014	Chief Operating Officer
	and Director
James E. Doyle	Director	2017	II
2014

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

        Maneesh K. Arora, age 46, has served as our Chief Operating Officer since February 2012 and as a Senior Vice President since April 2009 when he joined Exact. Mr. Arora also served as our Chief Financial Officer from April 2009 to August 2013. Prior to joining Exact, Mr. Arora worked for Third Wave Technologies, Inc., a molecular diagnostics company, from 2003 until the acquisition of Third Wave by Hologic, Inc. in July 2008. During his time at Third Wave, Mr. Arora was responsible for business strategy and commercial operations before being promoted to chief financial officer in January, 2006. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. Mr. Arora earned a bachelor's degree in economics from the University of Chicago and an MBA from the Kellogg Graduate School of Management at Northwestern University.

        Mr. Arora brings extensive financial and executive experience to the Board. His prior service as our Chief Financial Officer and deep knowledge of the Company and broader molecular diagnostics industry provides a valuable perspective to the Board of Directors.

        Thomas D. Carey, age 53, has served as a director since April 2013. Mr. Carey was a member at Spencer Stuart, a global executive search firm, from 2010 through 2015, where he was responsible for leading the firm's global efforts in providing board services to companies within all segments of the healthcare market. Prior to Spencer Stuart, Mr. Carey was with Russell Reynolds Associates from 2001 to 2010 where he served as a Partner and Co-Head of the firm's Global Life Sciences Practice for the three years preceding his move to Spencer Stuart. Prior to entering the search industry, Mr. Carey served as an investment banker and then chief financial officer of both private and public healthcare and information technology companies. Mr. Carey earned a bachelor's degree from the College of the Holy Cross and an MM degree in management policy from the Kellogg Graduate School of Management at Northwestern University.

        Mr. Carey brings to the Board more than 20 years of broad life sciences industry expertise. His background in finance and the executive search industry also provides the Board of Directors a valuable perspective with respect to financial strategy, key executive hires and other personnel-related matters.

        Kevin T. Conroy, age 49, has served as our President and Chief Executive Officer since April 2009, as a director since March 2009 and as Chairman of the Board since March 2014. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage venture-backed technology companies. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

        Mr. Conroy brings extensive business, legal and executive leadership experience to the Board. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides the Board with a vital understanding of our business and industry.

        Sally W. Crawford, age 61, has served as a director since August 1999 and served as our Chairperson from January 2006 to April 2008. Ms. Crawford has been an independent healthcare consultant since 1997, serving multiple healthcare clients, including Bayer Diabetes Care, a pharmaceutical and medical products division of Bayer Healthcare, from 2005 to 2008. Prior to that, she served as the director of marketing for Matthew Thornton Health Plan, New Hampshire's first health maintenance organization, the marketing director for Beacon Health, a health maintenance organization, and chief operating officer for Healthsource, Inc., a managed care organization which she co-founded. Ms. Crawford also served as the chief executive officer of several subsidiaries of Healthsource, including Healthsource New Hampshire, Healthsource for Seniors, Jobcare and Healthsource Administrators. Ms. Crawford is currently a director of Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX), Universal American Corp., a Medicare managed care company (NYSE: UAM), Insulet Corporation, a medical device company (Nasdaq: PODD) and Prolacta Bioscience, a life sciences company. She previously served as a director of Chittenden Corporation, a bank holding company, Cytyc Corporation, a medical equipment and device company, Zalicus Inc., a biopharmaceutical company (Nasdaq: ZLCS) and Harborside Healthcare Corporation, an owner and operator of long-term care facilities. Ms. Crawford earned a bachelor's degree in English from Smith College and an MS in communications from Boston University.

        Ms. Crawford brings to the Board of Directors executive leadership skills and marketing expertise acquired as an executive in the healthcare industry. In addition, her longstanding quality service as a member of our Board, as well as her significant experience in the healthcare industry and serving on the boards of directors of other companies, gives her a deep understanding of the healthcare industry and of the role of the board of directors.

        James E. Doyle, age 69, is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Gov. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Gov. Doyle served three terms as the attorney general of the state of Wisconsin from January 1991 to January 2003. In connection with his service as attorney general, Gov. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Gov. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Gov. Doyle earned a bachelor's degree from the University of Wisconsin—Madison and a law degree from Harvard Law School.

        Gov. Doyle brings to the Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides the Board with deep knowledge of governmental and legal affairs.

        Daniel J. Levangie, age 64, has served as a director since July 2010. He is an experienced executive with senior operating experience in the field of medical devices and in vitro diagnostics, and is currently President of Insulet Delivery Solutions and co-founder and manager of ATON Partners, a private investment and management consulting firm. Prior to co-founding ATON Partners, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc. and co-founder and managing partner of Constitution Medical Investors, Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in July 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation, until the acquisition of Cytyc by Hologic, Inc. in October 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of CereVasc, LLC. He previously served as a director of Insulet Corporation, a medical device company (Nasdaq: PODD), Liposcience, Inc., a diagnostics company (Nasdaq: LIPO), ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern

University and is a trustee of Excel Charter School. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

        Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

        Katherine S. Napier, age 60, has served as a director since April 2009. She serves as chief executive officer of Arbonne International, a skin care, cosmetics and nutritional company, a position she has held since August 2009. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald's Corporation, a leading global foodservice retailer. Before joining McDonald's, Ms. Napier held a variety of positions with Procter & Gamble, a manufacturer and distributor of a broad range of consumer products, where during a 23-year career she rose from assistant brand manager to vice president and general manager of the company's North American pharmaceutical business and the corporate women's health platform. Ms. Napier currently serves on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE: HRC), Mentor Corporation, a medical device company, Alberto-Culver Company, a personal care products company, and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Napier earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University.

        Ms. Napier's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to the Board.

        Lionel N. Sterling, age 77, has served as a director since July 2010. Since 1987, he has served as president of Equity Resources, Inc., a private investment firm. He previously co-founded and served as managing partner of the private investment firm Whitehead/Sterling. He also has served as chairman of the board of directors of Rayovac Corporation, executive vice president and director of United Brands Company, and sector executive and chief financial officer of American Can Company. He also held various investment and operating positions at ITT Corporation and Donaldson, Lufkin & Jenrette Inc. Mr. Sterling currently serves as a director of GlucoTec, Inc., a medical software firm focusing on in-hospital Insulin control. He previously served as a director of i-STAT Corporation, a medical diagnostics company, Third Wave Technologies, Inc., a molecular diagnostics company, and Molecular Insight Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Mr. Sterling earned a bachelor's degree from Brooklyn College and an MBA from New York University.

        Mr. Sterling brings financial and investment expertise to our Board acquired through his finance education and his experience as a chief financial officer and as an operating executive. He also possesses valuable directorship experience from having served on the boards of directors of numerous companies, including a clinical-stage biopharmaceutical company and a molecular diagnostics company.

        David A. Thompson, age 73, has served as a director since July 2010 and as lead independent director since March 2014. He was the chairman and lead independent director of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, he retired in 1995 from Abbott Laboratories, a diversified healthcare company, where he worked for more than 30 years. He held several corporate officer positions within Abbott, including senior vice president and president diagnostic division, vice president human resources, vice president corporate materials management and vice president operations. Mr. Thompson previously served as the lead director of St. Jude Medical, Inc., a medical technology and services company (NYSE: STJ), and as a director of each of Hycor Biomedical, Inc., a medical diagnostic products company, LifeCell Corporation, a biological products company, NABI, a biopharmaceutical company, and TriPath Imaging, Inc., an automated imaging company. Mr. Thompson earned a bachelor's degree from South Dakota State University.

        Mr. Thompson brings to the Board extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. His prior service as lead independent director for other companies provides a valuable perspective to our Board.

        Michael S. Wyzga, age 59, served as the President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a biopharmaceutical company focused on developing new therapeutics for the treatment of osteoporosis and other women's health conditions, from December 2011 to November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga currently serves as a director of Akebia Therapeutics, Inc. (Nasdaq: AKBA), a pharmaceutical company, and Oncomed Pharmaceuticals, Inc. (Nasdaq: OMED), a pharmaceutical company, and previously served as a director of Prosensa Holding N.V. (formerly Nasdaq: RNA), a biotechnology company, and Idenix Pharmaceuticals, Inc. (formerly Nasdaq: IDIX), a pharmaceutical company. Mr. Wyzga received a BS from Suffolk University and an MBA from Providence College.

        Mr. Wyzga brings a wealth of financial and managerial experience in the biotechnology and biopharmaceutical industries to the Board with key insight into financial and strategic initiatives as well as extensive public company board service within our industry.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is background information relating to our executive officers:

Name	Age	Position
Kevin T. Conroy	49	President, Chief Executive Officer and Chairman of the Board of Directors
Maneesh K. Arora	46	Senior Vice President, Chief Operating Officer and Director
Graham P. Lidgard, Ph.D.	66	Senior Vice President and Chief Science Officer
William J. Megan	58	Senior Vice President, Finance and Principal Financial Officer

        Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

        Maneesh K. Arora is discussed above under Information Concerning Directors and Nominees for Director.

        Graham P. Lidgard, Ph.D.    has served as our Senior Vice President and Chief Science Officer since August 2009. He joined us from Nanogen Inc., a medical diagnostics products company, where he was senior vice president of research and development from 2003 to 2009. Prior to joining Nanogen, Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products, as well as the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and vice president of product development of Matritech Inc., a developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a bachelor's degree and a doctorate in biological chemistry from the University of Manchester in England.

        William J. Megan has served as our Senior Vice President, Finance since August 2013. He joined us from Telephone & Data Systems, Inc. ("TDS"), where he was President of an IT infrastructure outsourcing subsidiary from 2009 to 2012. From 2001 until 2011, Mr. Megan worked for a telecom subsidiary of TDS, where he was first Controller and, in 2005, named Chief Financial Officer. In this role, Mr. Megan was responsible for the financial functions, as well as business strategy, business development, investor relations, legal affairs and risk management. Prior to TDS, Mr. Megan was a Director in the management consulting practice of PricewaterhouseCoopers, LLP, delivering financial and strategic solutions for enterprise and middle market clients across diverse industry segments. Mr. Megan earned a bachelor's degree in economics from the University of Wisconsin—Madison and an MBA from Cornell University. Mr. Megan is a CFA charterholder.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

  Board Independence

        The Board of Directors has determined that each of Thomas D. Carey, Sally W. Crawford, James E. Doyle, Daniel J. Levangie, Katherine S. Napier, Lionel N. Sterling, David A. Thompson and Michael S. Wyzga is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

  Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the lead independent director, David A. Thompson, who is independent.

  Board Leadership Structure

        Mr. Conroy serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. Our Corporate Governance and Nominating Committee Charter provides that at any time that the Company does not have an independent Chairman of the Board, the chairperson of the Corporate Governance and Nominating Committee shall also serve as our lead independent director. As such, David A. Thompson serves as our lead independent director.

        The Board has determined that it is appropriate for Mr. Conroy to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address.

  Policy Governing Security Holder Communications with the Board of Directors

        As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of the Board, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

  Policies Regarding Director Nominations

        The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

        Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting nominees for election to the Board of Directors by our stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as director nominees for election to the Board of Directors. The

Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointments to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

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  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

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  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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  the name of the individual recommended for consideration as a director nominee;

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  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

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  the recommended candidate's beneficial ownership in our securities;

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  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

  Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. All of our board members serving on the Board of Directors at the time of the 2014 annual meeting attended the 2014 annual meeting of stockholders other than Lionel Sterling, who was unable to attend due to an illness.

  Code of Business Conduct and Ethics

        We have in place a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

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  accountability for adherence to the Code of Ethics; and

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  anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit Committee.

        A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is ten, and, contingent upon the election of all of the nominees for the Board of Directors at the 2015 Annual Meeting, one position will remain vacant as a result of Sally W. Crawford's decision not to stand for re-election to the Board of Directors. The Board of Directors plans to fill this vacancy as soon as practicable following the 2015 Annual Meeting.

        Our Board of Directors met nine times during the year ended December 31, 2014. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2014. The Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating, and Innovation and Technology Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

        The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Innovation and Technology
Thomas D. Carey	x	x
Sally W. Crawford	x	Chair
James E. Doyle			x	x
Daniel J. Levangie			x	Chair
Katherine S. Napier		x		x
Lionel N. Sterling	Chair
David A. Thompson			Chair
Michael S. Wyzga	x

  Committees

        Audit Committee.    Our Audit Committee consists of Mr. Carey, Ms. Crawford, Mr. Sterling and Mr. Wyzga. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Sterling as Chairperson of the Audit Committee and has determined that he qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met five times during 2014.

        Compensation Committee.    The Compensation Committee presently consists of Mr. Carey, Ms. Crawford and Ms. Napier, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Ms. Crawford serves as Chairperson of the Compensation Committee. As a result of Ms. Crawford's decision not to stand for re-election to the Board of Directors, the Board of Directors has elected Ms. Napier to serve as Chairperson of the Compensation Committee effective as of the 2015 Annual Meeting. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company's procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, (3) administers and implements the Company's incentive compensation plans and equity-based plans, (4) reviews and recommends the Compensation Discussion and Analysis for inclusion in our proxy statement for our annual meeting of stockholders and (5) provides the compensation committee report for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met five times during 2014.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Mr. Doyle, Mr. Levangie and Mr. Thompson. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Thompson serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from our stockholders, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met five times during 2014.

        Innovation and Technology Committee.    Our Innovation and Technology Committee consists of Mr. Doyle, Mr. Levangie and Ms. Napier. Mr. Levangie serves as Chairperson of the Innovation and Technology Committee. The Innovation and Technology Committee (1) assists the Board of Directors in providing counsel to the Company's senior management on the strategic management of basic technology, innovation, medical affairs and regulatory issues, including the portfolio of development projects, management and tracking systems for critical projects, technology development and technical personnel development, (2) assists the Board of Directors and the Company in implementing appropriate advisory interactions, (3) reports and makes recommendations to the Board of Directors regarding the Company's approach to technical and commercial innovation, including the alignment between strategic commercial objectives and the Company's technology and product development plans, and the identification, evaluation and oversight of appropriate technology investments and (4) reports and makes recommendations to the Board of Directors regarding the Company's approach in assuring the Company's existing and new product technologies are commercialized according to the proper safety, health and regulatory compliance principles.

  Compensation Committee Interlocks and Insider Participation

        Thomas D. Carey, Sally W. Crawford and Katherine S. Napier served on the Compensation Committee in 2014. None of the directors who served on the Compensation Committee in 2014 served as one of our employees in 2014 or has ever served as one of our officers. During 2014, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

  Role of the Board of Directors in Risk Oversight

        The Board of Directors administers its risk oversight function directly and through the Audit Committee, the Compensation Committee and the Innovation and Technology Committee. The Audit Committee regularly discusses with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of risk management activities including an insurance review and management's precautionary plans for disaster protection. Additionally, the Audit Committee assists the Board in its oversight of the Company's compliance with legal and regulatory matters. The Compensation Committee, together with management, has reviewed the Company's compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Innovation and Technology Committee consults with the Board of Directors concerning the risks related to the development, management and commercialization of the Company's product technologies.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of Thomas D. Carey, Sally W. Crawford, Lionel N. Sterling and Michael S. Wyzga. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited consolidated balance sheets at December 31, 2014 and 2013 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2014, and has discussed them with both management and BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by BDO with that firm's independence.

        Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
Lionel N. Sterling, Chairperson
Thomas D. Carey
Sally W. Crawford
Michael S. Wyzga

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2014 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in this proxy statement.

THE COMPENSATION COMMITTEE:
Sally W. Crawford, Chairperson
Thomas D. Carey
Katherine S. Napier

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation program as it relates to our "named executive officers," whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

Name	Position
Kevin T. Conroy	Chairman, President and Chief Executive Officer
Maneesh K. Arora	Senior Vice President and Chief Operating Officer
Graham P. Lidgard	Senior Vice President and Chief Science Officer
William J. Megan	Senior Vice President, Finance

        Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our stockholders. To that end, executive compensation consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on individual and corporate performance.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, we took the following actions regarding 2014 compensation:

  •
  Increased the base salaries of Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan to $500,000, $400,000, $357,000 and $260,000, respectively, to recognize the high level of performance of these individuals and their importance to the Company. Mr. Megan's base salary was later increased to $275,000 in connection with his entry into an employment agreement with the Company on November 10, 2014;

  •
  Increased Mr. Conroy's target bonus opportunity from 60% to 65% of base salary to recognize his exceptional performance, highlighted by the successful clinical trial for Cologuard, and increased Mr. Arora's target bonus opportunity from 50% to 55% of base salary to recognize his expanded role, high level of performance and importance to the Company; and

  •
  Granted annual equity awards with time-based vesting terms to Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan at the market 50th percentile, consisting of stock option awards covering 110,000, 63,000, 47,000 and 13,000 shares, respectively, and restricted stock unit awards covering 78,000, 44,000, 33,000 and 9,000 shares, respectively.

        In February 2014, we granted Mr. Megan a restricted stock unit award covering 45,000 shares in addition to his annual equity awards described above. This additional grant to Mr. Megan was intended to serve as a retention award and to supplement the restricted stock unit award of 15,000 shares that Mr. Megan received when he was initially hired.

        Our executive compensation is discussed in greater detail in the sections that follow. The Compensation Committee will continue to evaluate our overall compensation structure and awards to ensure that they are reflective of the performance of our executive officers and our Company and are consistent with our compensation objectives.

  Objectives of Our Executive Compensation Program

        Our compensation program for our executive officers is designed to achieve the following objectives:

  •
  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

  •
  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

  •
  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the life sciences industry for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

  •
  Align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

  Elements of Executive Compensation

        Our executive compensation program consists of three primary elements: salary, long-term equity interests, and an annual cash bonus opportunity based on both corporate and individual performance. Pursuant to their employment agreements, certain of our executive officers participate in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites.

  Determining Executive Compensation

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially-available, industry-specific compensation data for companies of generally similar employee size, complexity and market capitalization in the biotechnology and diagnostics industries as a general guide for establishing its pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, the Compensation Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change of control.

        The Compensation Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to the Compensation Committee relating to the compensation of these officers. Following a review of these recommendations, the Compensation Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate.

        The Compensation Committee's review of the Chief Executive Officer's compensation is subject to separate procedures. With input from members of the entire Board of Directors, the Lead Independent Director, along with the Compensation Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, the Compensation Committee then determines the Chief Executive Officer's compensation. The Chief Executive Officer is excused from meetings of the Compensation Committee during voting or deliberations regarding his compensation.

        The Compensation Committee has engaged Radford, an Aon Hewitt Consulting Company ("Radford"), as its independent executive compensation consultant. The Compensation Committee has assessed the independence of Radford pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

  Analysis of Executive Compensation

        Pursuant to its engagement, in early 2014 Radford provided the Compensation Committee an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives, and target total direct compensation.

        Radford analyzed the components of our executive compensation program against information blended from (1) proxy statement data from a peer group of companies that consisted of publicly-traded biotechnology and pharmaceutical companies that were similar to the Company in terms of headcount, stage of development and market capitalization and (2) survey data from a broader group of public diagnostics, medical device and biopharma companies with headcount between 80 and 500 employees.

        The Compensation Committee seeks to identify an executive compensation peer group of approximately 20 companies in the diagnostic, biotechnology and medical device industries at a similar stage of development and comparable financial profile that may compete with the Company for executive talent. Based on Radford's review and recommendations regarding the Company's executive compensation peer group, the Compensation Committee approved a new peer group for 2014. In its review, Radford focused on creating a peer group that:

  •
  Represented companies operating in the, diagnostic, medical device and biotechnology industries;

  •
  Contained a mix of pre-commercial late phase 3 research and development companies and commercial stage companies; and

  •
  Captured comparable companies in terms of revenue, employee size and market capitalization.

        Based on Radford's recommendations, the Compensation Committee (1) removed seven companies due to varying reasons, including below-scope market values, revenues, employee sizes and stages of development and acquisitions and (2) added six companies (AMAG, Astex, Dyax, ImmunoGen, InterMune and Quidel) that met the stated criteria.

        The companies in the peer group were:

Company	Industry
Acadia Pharmaceuticals	Biotechnology Systems
AMAG	Biotechnology
Astex	Biotechnology
Dyax	Biotechnology
GenMark Diagnostics	Health Care Equipment
Halozyme Therapeutics	Biotechnology
ImmunoGen	Biotechnology
Immunomedics	Biotechnology
Intermune	Biotechnology
Ironwood Pharmaceuticals	Biotechnology
Nanosphere	Biotechnology
Navidea Biopharmaceuticals	Health Care Equipment
NPS Pharmaceuticals	Biotechnology
OncoGenex	Biotechnology
Quidel	Health Care Supplies
Sequenom	Life Sciences Tools and Services
Synageva BioPharma	Biotechnology

        Based on Radford's analysis, we reached the following conclusions regarding our executive compensation program:

  •
  Base salary levels for our named executive officers would remain targeted between the 25th percentile and 50th percentile.

  •
  Target total cash compensation (base salary plus annual cash bonus opportunity) levels for our named executive officers would remain targeted between the 40th and 50th percentile.

  •
  The aggregate value of the long-term incentive compensation awarded to our named executive officers would remain targeted between the 50th and 75th percentile.

        Radford also provided us with an assessment of our annual equity burn rate and the retentive value of equity awards held by our executives as well as an analysis of the alignment of Company performance and CEO compensation.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, in early 2014 we took the following actions:

  •
  Increased the base salaries of Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan to $500,000, $400,000, $357,000 and $260,000, respectively, to recognize the high level of performance of these individuals and their importance to the Company (Mr. Megan's base salary was later increased to $275,000 in connection with his entry into an employment agreement with the Company on November 10, 2014);

  •
  Increased Mr. Conroy's target bonus opportunity from 60% to 65% of base salary to recognize his exceptional performance, highlighted by the successful clinical trial for Cologuard, and increased Mr. Arora's target bonus opportunity from 50% to 55% of base salary to recognize his expanded role, high level of performance and importance to the Company;

  •
  Granted annual equity awards with time-based vesting terms to Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan at the market 50th percentile, consisting of stock option awards covering 110,000, 63,000, 47,000 and 13,000 shares, respectively, and restricted stock unit awards covering 78,000, 44,000, 33,000 and 9,000 shares, respectively; and

  •
  Granted an additional time-based vesting restricted stock unit award to Mr. Megan covering 45,000 shares (in addition to his annual equity awards described above), which additional award was intended to serve as a retention award and to supplement the restricted stock unit award of 15,000 shares that Mr. Megan received when he was initially hired.

  2014 Bonus Plan

        The Compensation Committee believes that a significant portion of our executives' compensation should be "at risk," i.e., contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity pursuant to which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary with the actual bonus awarded to be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee in its discretion. In January 2014, the Compensation Committee approved metrics to be used to determine 2014 bonuses, which included (1) the Cologuard launch, (2) world-class service and (3) innovation and business expansion. Our named executive officers were eligible to earn bonuses for 2014 performance equal to up to 150% of their target bonuses, which were target bonuses of 65% of base salary for Mr. Conroy, 55% of base salary for Mr. Arora, and 40% of base salary for Dr. Lidgard and Mr. Megan. The Compensation Committee determined actual bonus payments after the end of 2014 based on the Committee's assessment of the performance of the Company and of the individual executives relative to the business goals and weightings as described in the chart below.

        Performance against the applicable goals is expected to be used by the Compensation Committee in determining annual bonus payments. However, in determining actual bonus payments the Compensation Committee ultimately relies on its judgement after a comprehensive review of Company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings. The Compensation Committee has ultimate discretion to modify the matrix and may periodically revisit goals and weightings as circumstances change (though the Committee did not make any such modifications with respect to 2014 bonuses).

        In determining 2014 bonus awards, the Compensation Committee considered the executive team's achievement of a variety of business plan goals, as follows:

Goal	Performance Measures	Weighting
Launch Cologuard	• FDA approval	50%
	• Number of tests ordered in 2014
	• Average reimbursement rate per test
World-class service	Patient compliance	35%
Innovation and business expansion	• Demonstrate feasibility for new products	15%
	• Obtain CE mark

        After considering the executive team's achievement of key business plan goals, the Compensation Committee determined to award cash bonuses for 2014 performance to Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan of $367,250, $248,600, $161,364 and $124,300, respectively. These amounts represented payments at 113% of target.

  Annual Equity Awards

        We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long-term equity compensation over annual salary and incentive compensation awards.

        In February 2014, we made annual equity awards to the executives consisting of time-based restricted stock units and stock options. Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan received stock option awards covering 110,000, 63,000, 47,000 and 13,000 shares, respectively. The shares underlying these options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. Additionally, Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Megan received restricted stock unit awards covering 78,000, 44,000, 33,000 and 9,000 shares, respectively. These restricted stock unit awards vest in four equal annual installments beginning on the first anniversary of the grant date.

        These awards were intended to further align compensation with achievement of key business plan goals and to motivate the retention of our executives. The Compensation Committee believes that annual equity awards provide executive officers with the opportunity to acquire long-term stock ownership positions, which directly motivate them to maximize long-term stockholder value and that time-based vesting of these awards helps us to retain our leadership team in an extremely competitive environment.

  2014 Special Equity Award to Mr. Megan

        In February 2014, we awarded Mr. Megan a restricted stock unit award covering 45,000 shares in addition to his annual equity awards described above. This additional award to Mr. Megan was intended to serve as a retention award and to supplement the restricted stock unit award of 15,000 shares that he received when he was initially hired. These additional restricted stock units vest in three equal annual installments beginning on August 26, 2015.

  Other Compensation

        We also permit executive officers and other employees to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan which allows for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee approved a discretionary matching Company contribution to the plan for 2014. The matching contribution was made using Company stock in an amount equal to 100% of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation.

  Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2014, approximately 96% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes this vote affirms our stockholders' support of the Company's approach to executive compensation and did not make specific changes to our executive compensation program in response to the vote. However, the Compensation Committee continues to review and refine the design and administration of our executive pay practices. The Compensation Committee also will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our named executive officers.

  Stock Ownership Guidelines

        In January 2012, the Board of Directors adopted guidelines to encourage ownership of shares of the Company's Common Stock by directors and senior executives. Under these guidelines, directors and senior executives have until the later of five years from the adoption of the guidelines (or, if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target determined as follows:

Ownership Targets: Lower of:
Position	Base Salary Multiple	Fixed Share Target
Board of Directors	Stock value equal to or greater than 3 times annual retainer	Number of shares equal to or greater than annual retainer, divided by stock value, multiplied by 3
CEO	Stock value equal to or greater than 6 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 6
Senior Executive Officers	Stock value equal to or greater than 2 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 2

        Under the Base Salary Multiple, "stock value" is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.

        Under the Fixed Share Target, "stock value" is calculated as of the later of (1) the date of adoption of these stock ownership guidelines, and (2) the date of the director's, CEO's or senior executive's hire or appointment, as the case may be, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.

        Shares of our common stock that count toward satisfaction of the ownership targets include:

  •
  Shares directly owned—individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon the exercise of a stock option);

  •
  Vested restricted shares, restricted stock units and deferred stock units;

  •
  "In the money" vested stock options; and

  •
  Shares held in the Company's 2010 Employee Stock Purchase Plan.

        Shares that do not count toward the ownership targets include:

  •
  Unvested stock options, restricted shares, restricted stock units, and deferred stock units;

  •
  "Out of the money" vested stock options; and

  •
  Performance restricted shares or performance equity units not yet vested.

        As of December 31, 2014, each of our directors and senior executives was in compliance with, or was in the process of compliance with, the stock ownership guidelines adopted by the Board of Directors.

  Restrictions on Hedging and Pledging of Company Securities

        Our Insider Trading Policy prohibits short sales of our securities, including a "sale against the box," by our directors and executives. Our Insider Trading Policy also prohibits directors and executives from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. An exception to the prohibition on hedging transactions may be permitted in certain limited circumstances with the advance written approval of the Chief or Principal Financial Officer. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan. An exception to this prohibition may be permitted in certain limited circumstances with the advance written approval of the Chief or Principal Financial Officer.

  Employment Agreements with Named Executive Officers

        In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. In February 2012, Mr. Arora was promoted to Chief Operating Officer in addition to his title of Chief Financial Officer. In August 2013, William J. Megan joined us as Senior Vice President, Finance and Mr. Arora dropped the title Chief Financial Officer. In August 2009, Graham P. Lidgard joined us as our Senior Vice President and Chief Science Officer. In connection with each of these appointments we have entered into an employment agreement under which we have agreed to certain compensation arrangements and severance and change of control benefits.

        Each of these packages was determined based on negotiations with the applicable named executive officer and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our named executive officers.

  Conroy Employment Agreement

        Mr. Conroy's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2014, Mr. Conroy's base salary was $500,000 and his target bonus opportunity was 65% of his base salary. Pursuant to his employment agreement, Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired).

        Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Arora Employment Agreement

        Mr. Arora's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2014, Mr. Arora's base salary was $400,000 and his target bonus opportunity was 55% of his base salary. Pursuant to his employment agreement, Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired).

        Under his agreement, Mr. Arora would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Lidgard Employment Agreement

        Dr. Lidgard's employment agreement, dated August 1, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2014, Dr. Lidgard's base salary was $357,000 and his target bonus opportunity was 40% of his base salary. Pursuant to his employment agreement, Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the NASDAQ Capital Market on the date Dr. Lidgard was hired).

        Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Megan Employment Agreement

        Mr. Megan's employment agreement, dated November 10, 2014, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2014, Mr. Megan's base salary began at $260,000 and was raised to $275,000 when he entered into a new employment agreement in November 2014. Mr. Megan's target bonus opportunity for 2014 was 40% of his base salary.

        Under his agreement, Mr. Megan would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 38 below. The agreement also prohibits Mr. Megan from engaging in certain activities involving competition with us and from soliciting our employees for a 12-month period following termination of his employment with the Company.

  Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important for the following reasons:

  •
  to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk; and

  •
  to provide compensation assurances which are competitive with those of other similarly-situated companies.

        Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

        For further information see "Potential Benefits upon Termination or Change of Control" beginning on page 38 below.

 Summary Compensation Table for 2014

        The following table represents summary information regarding the compensation of each of Kevin T. Conroy, our Chairman, President and Chief Executive Officer, Maneesh K. Arora, our Senior Vice President and Chief Operating Officer, Graham P. Lidgard, our Senior Vice President and Chief Science Officer and illiam J. Megan, our Senior Vice President, Finance for the three years ended December 31, 2014. Compensation information for 2013 and 2012 is presented for officers who were also our named executive officers in those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Kevin T. Conroy	2014	493,833	367,250	1,084,537	1,088,880	15,600	(3)	3,050,100
Chairman, President and	2013	460,650	277,800	819,380	2,484,648	15,300	(3)	4,057,778
Chief Executive Officer	2012	445,750	269,340	872,100	1,103,425	15,000	(3)	2,705,615
Maneesh K. Arora	2014	390,000	248,600	621,144	614,240	15,600	(3)	1,889,584
Senior Vice President and	2013	338,333	170,000	305,335	1,507,602	15,300	(3)	2,336,570
Chief Operating Officer	2012	325,000	132,000	359,100	464,600	15,000	(3)	1,295,700
Graham P. Lidgard	2014	357,017	161,364	463,393	460,680	15,600	(3)	1,458,054
Senior Vice President and	2013	338,333	136,000	305,335	1,507,602	15,300	(3)	2,302,570
Chief Science Officer	2012	325,000	132,000	359,100	464,600	15,000	(3)	1,295,700
William Megan	2014	258,792	124,300	128,173	753,840	15,600	(3)	1,280,704
Senior Vice President	2013	84,615	—	—	165,300	5,077	(3)	254,992
Principal Financial Officer

(1)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our named executive officers.

(2)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our named executive officers.

(3)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

 Grants of Plan-Based Awards in 2014

        The following table sets forth all plan-based awards made to our named executive officers in 2014.

Name	Award Type	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin T. Conroy	Stock Option(2)	02/24/14		110,000	13.96	1,084,537
	Restricted Stock Units(3)	02/24/14	78,000			1,088,880
Maneesh K. Arora	Stock Option(2)	02/24/14		63,000	13.96	621,144
	Restricted Stock Units(3)	02/24/14	44,000			614,240
Graham P. Lidgard	Stock Option(2)	02/24/14		47,000	13.96	463,393
	Restricted Stock Units(3)	02/24/14	33,000			460,680
William J. Megan	Stock Option(2)	02/24/14		13,000	13.96	128,173
	Restricted Stock Units(3)	02/24/14	9,000			125,640
	Restricted Stock Units(4)	02/24/14	45,000			628,200

(1)
The amounts shown in this column indicate the grant date fair value of option awards and the grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our named executive officers.

(2)
The shares underlying this option vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

(3)
Represents a restricted stock unit award which vests in four equal annual installments beginning on the first anniversary of the grant date.

(4)
Represents a restricted stock unit award which vests in three equal annual installments beginning on August 26, 2015.

 Outstanding Equity Awards at December 31, 2014

        The following table presents information about unexercised options and unvested restricted stock units and shares of restricted stock that were held by our named executive officers as of December 31, 2014.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Kevin T. Conroy	1,965,000	—		0.83	03/18/19	206,591	(2)	5,668,857
	63,750	63,750	(3)	9.07	02/27/22
	26,500	79,500	(4)	10.82	02/22/23
	—	110,000	(5)	13.96	02/24/24
Maneesh K. Arora	922,500	—		0.83	03/18/19	122,241	(6)	3,354,293
	26,250	26,250	(3)	9.07	02/27/22
	9,875	29,625	(4)	10.82	02/22/23
	—	63,000	(5)	13.96	02/24/24
Graham P. Lidgard	375,000	—		2.88	08/03/19	111,241	(7)	3,052,453
	26,250	26,250	(3)	9.07	02/27/22
	9,875	29,625	(4)	10.82	02/22/23
	—	47,000	(5)	13.96	02/24/24
William J. Megan	—	13,000	(5)	13.96	02/24/14	54,000	(8)	1,481,760

(1)
The market value of unvested and unearned shares of restricted stock and restricted stock units is based on the closing price of our common stock on December 31, 2014 ($27.44).

(2)
Represents the unvested portions of certain restricted stock unit awards that vest as follows: (1) 20,466 shares that vest on December 31, 2015, (2) 58,125 shares that vest in three equal annual installments beginning on February 22, 2015, (3) 50,000 shares that vest in two equal annual installments beginning on July 25, 2015 and (4) 78,000 shares that vest in four equal annual installments beginning on February 24, 2015.

(3)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on February 27, 2015.

(4)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on February 22, 2015.

(5)
Represents the unvested portion of an option grant that vests in four equal annual installments beginning on February 24, 2015.

(6)
Represents the unvested portions of certain restricted stock unit awards that vest as follows: (1) 6,566 shares that vest on December 31, 2015, (2) 21,675 shares that vest in three equal annual installments beginning on February 22, 2015, (3) 50,000 shares that vest in two equal annual installments beginning on July 25, 2015 and (4) 44,000 shares that vest in four equal annual installments beginning on February 24, 2015.

(7)
Represents the unvested portions of certain restricted stock and restricted stock unit awards that vest as follows: (1) 6,566 shares that vest on December 31, 2015, (2) 21,675 shares that vest in three equal annual installments beginning on February 22, 2015, (3) 50,000 shares that vest in two equal annual installments beginning on July 25, 2015 and (4) 44,000 shares that vest in four equal annual installments beginning on February 24, 2015.

(8)
Represents the unvested portion of a restricted stock unit award that vests as follows: (1) 9,000 shares that vest in four equal annual installments beginning on February 24, 2015 and (2) 45,000 shares that vest in three equal annual installments beginning on August 26, 2015.

2014 Option Exercises and Stock Vested Table

        The following table sets forth information for each of our named executive officers regarding stock option exercises and vesting of stock awards during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Conroy	535,000	12,263,717	64,842	1,235,521
Maneesh K. Arora	327,500	7,506,850	38,792	682,182
Graham P. Lidgard	225,000	4,699,000	63,792	1,179,360
William J. Megan			15,000	321,450

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.

Potential Benefits upon Termination or Change of Control

  Severance and Change of Control Arrangements in General

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

  Conroy Employment Agreement

        Under his employment agreement, Mr. Conroy would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in Mr. Conroy's agreement), be entitled to receive certain benefits, as described below.

        Under Mr. Conroy's employment agreement, upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:

  •
  Salary continuation for a period of 18 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

  •
  If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

  •
  The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Conroy's employment agreement, in connection with a change of control, Mr. Conroy would become entitled to receive the following:

  •
  In the event of termination by us without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 24 months base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy with good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plans, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary;

  •
  In the event Mr. Conroy's employment is terminated by the Company without cause or by Mr. Conroy for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy shall be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

  •
  A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above.

  Arora, Lidgard and Megan Employment Agreements

        Under their employment agreements, Mr. Arora, Dr. Lidgard and Mr. Megan would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in their respective agreements), receive certain benefits, as described below.

        Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Arora, Dr. Lidgard and Mr. Megan would become entitled to receive the following:

  •
  Salary continuation for a period of 15 months (12 months for Mr. Megan) at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

  •
  If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination (except for Mr. Megan, who is not entitled to this benefit);

  •
  The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) wil immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Arora's, Dr. Lidgard's and Mr. Megan's employment agreements, the term "change of control" has substantially the same meanings as it does in Mr. Conroy's agreement (as described above).

        Under their employment agreements, in connection with a change of control, Mr. Arora and Dr. Lidgard would become entitled to receive the following:

  •
  In the event of termination by us without cause or by the executive for good reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 18 months base salary and the executive's pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without cause or by the executive with good reason within the 12 months preceding a change of control will be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary; and

  •
  In the event the executive's employment is terminated by the Company without cause or by the executive for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, the executive will be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such change of control.

        Under Mr. Megan's employment agreement, he would become entitled to accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, restricted stock units or stock purchase rights under the Company's equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, he is terminated by the Company (or any successor) without cause or he terminates for good reason, (2) a change of control happens within four months after the Company terminates him without cause or he terminates for good reason, or (3) he remains employed by the Company (or any successor) for at least six months following a change of control.

  Conditions to Receipt of Severance and Change of Control Benefits

        Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

  •
  Mr. Conroy's resignation from the Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of the Board of Directors in connection with any change of control;

  •
  Mr. Conroy's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

  •
  Mr. Conroy's compliance with the 18 month non-competition covenant in his employment agreement; and

  •
  Mr. Conroy's compliance with the 18 month non-solicitation covenant in his employment agreement.

        Under Mr. Arora's, Dr. Lidgard's and Mr. Megan's employment agreements, the Company's obligations to provide the severance benefits described above are contingent on:

  •
  The executive's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company which such release he or she does not revoke within 21 days after his date of termination;

  •
  The executive's compliance with the terms of his Employee Confidentiality and Assignment Agreement with the Company;

  •
  The executive's compliance with the 18-month (12-month for Mr. Megan) non-competition covenant set forth in the executive's employment agreement; and

  •
  The executive's compliance with the 18 month (12-month for Mr. Megan) non-solicitation covenant set forth in the executive's employment agreement.

  Death or Disability

        In accordance with each named executive officer's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following will occur:

  •
  The executive's employment and the executive's employment agreement will immediately and automatically terminate;

  •
  The Company will pay the executive (or in the case of death, the executive's designated beneficiary) the executive's base salary and accrued but unpaid bonuses, in each case up to the date of termination; and

  •
  All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination.

  Long Term Incentive Plan

        As part of their employment agreements, we have established a Long Term Incentive Plan pursuant to which Mr. Conroy, Mr. Arora and Dr. Lidgard would be entitled to receive a cash payment upon a change of control based on the equity value of the Company as reflected in the following table.

	Portion of Equity Value
Name	From $100 million to $500 million	Each incremental $50 million from $500 million to $1 billion	Each incremental $50 million from $1 billion to $2 billion	Any amount over $2 billion
Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%
Maneesh K. Arora	0.50%	0.25%	0.125%	0.00%
Graham P. Lidgard	0.50%	0.25%	0.125%	0.00%

        For example, in connection with a change of control transaction having an equity value of $400,000,000, Mr. Conroy would receive a cash payout of $4,000,000, and in the case of a change of control transaction having an equity value of $600,000,000, Mr. Conroy would receive a cash payout of $5,500,000 ($5,000,000 + $250,000 + $250,000).

  Potential Payments upon Termination or Change of Control

        The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our named executive officers under their employment agreements, assuming that each covered circumstance occurred on December 31, 2014.

Name and Benefit	Severance Eligible Termination** ($)		Change of Control ($)		Severance Eligible Termination and Change of Control Within 12 Months** ($)		Death or Disability ($)
Kevin T. Conroy
Cash Severance	750,000	(1)	1,000,000	(2)	1,000,000	(2)	—
Pro rata bonus	367,250	(3)	367,250	(3)	367,250	(3)	—
Options, Restricted Stock and RSUs	3,710,991	(4)	9,644,035	(4)	9,644,035	(4)	9,644,035	(4)
Long-Term Incentive Plan	—		10,000,000	(5)	10,000,000	(5)	—
COBRA Benefits	11,383	(6)	—		11,383	(6)	—
Outplacement Consulting	10,000		—		10,000		—
Parachute Tax Gross-up	—		7,454,422	(7)	7,467,683	(7)	—

Total estimated value	4,849,624		28,465,707		28,500,351		9,644,035

Maneesh K. Arora
Cash Severance	500,000	(8)	600,000	(1)	600,000	(1)	—
Pro rata bonus	248,600	(3)	248,600	(3)	248,600	(3)	—
Options, Restricted Stock and RSUs	1,983,804	(4)	5,178,113	(4)	5,178,113	(4)	5,178,113	(4)
Long-Term Incentive Plan	—		5,000,000	(5)	5,000,000	(5)	—
COBRA Benefits	11,383	(6)	—		11,383	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	2,753,787		11,026,713		11,048,096		5,178,113

Graham P. Lidgard
Cash Severance	446,250	(8)	535,500	(1)	535,500	(1)	—
Pro rata bonus	161,364	(3)	161,364	(3)	161,364	(3)	—
Options, Restricted Stock and RSUs	1,854,424	(4)	4,660,593	(4)	4,660,593	(4)	4,660,593	(4)
Long-Term Incentive Plan	—		5,000,000	(5)	5,000,000	(5)	—
COBRA Benefits	8,412	(6)	—		8,412	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total estimated value	2,480,450		10,357,457		10,375,869		4,660,593

William J. Megan
Cash Severance	275,000	(8)	—		275,000	(8)	—
Pro rata bonus	124,300	(3)	124,300	(3)	124,300	(3)	—
Options, Restricted Stock and RSUs	517,150	(4)	1,657,000	(4)	1,657,000	(4)	1,657,000
COBRA Benefits	11,383	(6)	—		11,383	(6)	—
Outplacement Consulting	10,000		—		10,000		—

Total Estimated Value	937,833		1,781,300		2,077,683		1,657,000

**
"Severance Eligible Termination" means the executive's termination by the Company without cause or by the executive for good reason.

(1)
Represents 18 months severance.

(2)
Represents 24 months severance.

(3)
Represents 2014 bonus award.

(4)
Represents the value of unvested options, restricted stock units and shares of restricted stock held on December 31, 2014 accelerated in connection with termination or occurrence of a change of control, based upon the closing market price of the common stock on December 31, 2014 ($27.44).

(5)
Amount represents payment due under the Long Term Incentive Plan assuming a change of control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2014.

(6)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(7)
Amount represents the estimated payment for taxes and tax gross-up that would be paid by us for the excise tax that applies to excess parachute payments.

(8)
Represents 12 months severance.

Director Compensation

  Compensation Policy for Non-Employee Directors

        We maintain a compensation package for our non-employee directors (the "Director Compensation Policy") to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a director following such meeting is paid an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Lead Independent Director	70,000
Director	45,000

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	16,000
Compensation Committee	14,000
Corporate Governance and Nominating Committee	10,000
Innovation and Technology Committee	10,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	8,000
Compensation Committee	7,000
Corporate Governance and Nominating Committee	5,000
Innovation and Technology Committee	5,000

        In lieu of cash, each non-employee director may elect to receive shares of common stock having an equivalent dollar value.

        In addition, non-employee directors are paid cash compensation of $1,500 per meeting in unusual circumstances when (1) the Board or any committee has met more than 10 times per year or (2) the Board creates a special committee.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $140,000 with the number of restricted stock or deferred stock units to be issued being determined based on the closing sale price of the Company's common stock on the date of grant. These annual equity grants vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholders meeting; provided upon the death of a director such director's awards vest in full, upon a director's ceasing to serve for any other reason such director's awards vest pro rata based on the number of days since the grant date and upon a change of control all awards vest in full.

        Upon his or her initial election to the Board of Directors, a new director receives stock options having a grant date fair value computed in accordance with ASC 718 equal to $210,000. Such options vest in three equal annual installments.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

  Non-Employee Director Compensation in 2014

        The following table provides compensation information for the one-year period ended December 31, 2014 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas D. Carey	60,000		140,000	—		200,000
James P. Connelly	—		—	20,000	(2)	20,000
Sally W. Crawford	67,000		140,000	—		207,000
James E. Doyle	55,000		350,000	—		405,000
Daniel J. Levangie	55,000	(3)	140,000	—		195,000
Katherine S. Napier	62,000	(3)	140,000	—		202,000
Lionel N. Sterling	61,000	(4)	140,000	—		201,000
David A. Thompson	80,000	(3)	140,000	—		220,000

(1)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

  As of December 31, 2014, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock and restricted stock units as follows:

Name	Number of Securities Underlying Unexercised Options	Unvested Shares of Restricted Stock and Restricted Stock Units
Thomas D. Carey	15,620	8,475
Sally W. Crawford	—	8,475
James E. Doyle	18,477	8,475
Daniel J. Levangie	52,472	8,475
Katherine S. Napier	33,304	8,475
Lionel N. Sterling	52,472	8,475
David A. Thompson	52,472	8,475
(2)
Amount represents consulting fees for advisory services provided in support of the Company's commercialization activities.

(3)
Amount represents fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

(4)
Includes $12,390 of fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors: the 2000 Stock Option and Incentive Plan, 2010 Omnibus Long-Term Incentive Plan and the 2010 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2014.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)(3)
Equity compensation plans approved by security holders	6,420,344	$3.63	2,178,364
Equity compensation plans not approved by security holders	None	None	None

Total	6,420,344	$3.63	2,178,364

(1)
Includes 1,486,027 outstanding restricted stock units under plans approved by our security holders.

(2)
Does not reflect restricted stock units included in the first column that do not have an exercise price.

(3)
Includes 1,638,187 shares of common stock available for future issuance under our 2010 Omnibus Long-Term Incentive Plan and 540,177 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

        As described in detail under the heading "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis" beginning on page 24, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Directors and Officers" section beginning on page 24 for additional details about our executive compensation programs, including information about the 2015 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

  •
  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2015 annual meeting, is hereby APPROVED."

        Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

        The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2015 annual meeting, in person or by proxy, and voting on Proposal 2 vote in favor of such resolution.

Board Recommendation

        The Board recommends that our stockholders vote FOR approval of this Proposal 2.

 PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF
2010 OMNIBUS LONG-TERM INCENTIVE PLAN; RE-APPROVAL OF CODE SECTION 162(m) LIMITS AND CRITERIA

  Overview

        We currently maintain the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (the "Omnibus Plan"), which was adopted by the Board of Directors on April 15, 2010, and approved by stockholders at our 2010 annual meeting, on July 16, 2010, and subsequently amended with the approval of our stockholders, effective April 30, 2013.

        We are asking stockholders to approve the amendment and restatement of the Omnibus Plan (the "Amendment and Restatement"), which was adopted by the Board of Directors on April 28, 2015, subject to stockholder approval, and which would:

  •
  add 8,360,000 shares of our common stock to the pool of shares available for awards;

  •
  increase the fungible share ratio to 1.61 (from 1.55);

  •
  add a more robust clawback provision; and

  •
  add a 12-month minimum vesting period for stock options and stock appreciation rights ("SARs").

        We are also asking stockholders to re-approve individual award limits and business criteria that can be used in establishing performance goals for performance awards granted under the Omnibus Plan, in each case as described in this Proposal 3, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        Under the Omnibus Plan, the Company initially reserved 4,400,000 shares of common stock for issuance to employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time, in the form of incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), SARs, restricted stock units ("RSUs"), restricted stock and other types of equity and cash incentive grants. In 2013, the Company, with stockholder approval, increased the number of shares of common stock reserved under the Omnibus Plan to 7,200,000. The Omnibus Plan is scheduled to expire on July 16, 2020.

        The Board of Directors and the Compensation Committee believe that the Omnibus Plan is a key part of the Company's compensation philosophy and programs. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, key employees, consultants and advisors is critical to our success. The Board and the Compensation Committee believe that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

        As of March 31, 2015, 162,513 shares of common stock remained reserved for issuance pursuant to awards under the Omnibus Plan.

        In order to increase the pool of shares available for future equity award grants to continue to operate our compensation program in a manner consistent with past practices and to accommodate anticipated growth, the Board of Directors has adopted, subject to stockholder approval, the Amendment and Restatement, to add 8,360,000 shares of common stock to the pool of shares available for equity awards. In connection with increasing the share pool, the Amendment and Restatement also increases the fungible share ratio from 1.55 to 1.61, so that each share of common stock covered by an award other than an option or SAR will reduce the share pool by 1.61 shares. For further information concerning the fungible share ratio see "Share Counting" below. Other than the proposed increase to the share pool and the increase to the fungible share ratio, the Amendment and Restatement also incorporates a more robust clawback provision into the Omnibus Plan and minimum vesting periods for stock options and SARs granted under the plan. We currently anticipate that if the Amendment and Restatement is approved, the number of shares reserved for awards under the Omnibus Plan will be sufficient to cover our equity awards for at least the next three years.

  Equity Compensation Plan Key Metrics

        The following table summarizes information regarding all the Company's outstanding equity awards and shares available for future awards under the Company's equity plans as of March 31, 2015.

Total shares underlying all outstanding options	5,521,920
Weighted average exercise price of outstanding options	$4.83
Weighted average years remaining contractual life of outstanding options	5.2
Total shares underlying all other outstanding equity awards	2,563,798
Shares available for awards, all plans	758,875

  Corporate Governance Aspects of the Omnibus Plan

        The Omnibus Plan, as proposed to be amended by the Amendment and Restatement, has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders' interests. These provisions include, but are not limited to, the following:

        Fungible Share Pool.    The Omnibus Plan uses a "fungible share" concept under which the awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, RSUs, or other stock-based awards generally will be counted against the pool as 1.61 shares.

        No Discounted Options or Stock Appreciation Rights (SARs).    Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

        No Repricing Without Stockholder Approval.    Other than in connection with a change in the Company's capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

        No Reload Grants.    Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option, are not permitted.

        Minimum Vesting Requirements.    Stock options and SARs generally may not become exercisable in less than one year.

        No Liberal Share Recycling.    Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding SARs do not become available for issuance as future awards under the Omnibus Plan.

        No Transferability.    Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

        No Evergreen Provision.    The Omnibus Plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance under the Omnibus Plan can be automatically replenished.

        No Automatic Grants.    The Omnibus Plan does not provide for automatic grants to any participant.

        No Tax Gross-Ups.    The Omnibus Plan does not provide for any tax gross-ups.

        280G Cutback.    If any payment under the Omnibus Plan would cause a participant to become subject to the excise tax imposed under Code Section 4999, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax. No tax-gross ups will be provided under the Omnibus Plan.

        Multiple Award Types.    The Omnibus Plan permits the issuance of ISOs, NSOs, SARs, RSUs, restricted stock, and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the committee administering the Omnibus Plan to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

        Tax-Deductible Cash Incentive Awards.    The Omnibus Plan allows for payment of cash incentives, so that future awards may be made to certain covered employees that are eligible to be deducted under Code Section 162(m) as "performance-based compensation."

        Clawback Policy.    If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the Omnibus Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement.

        Independent Oversight.    The Omnibus Plan is administered by a committee of independent Board members.

        The material terms of the Omnibus Plan, as amended by the Amendment and Restatement, are summarized below. This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan, as amended by the Amendment and Restatement, and is qualified in its entirety by the actual text of the Omnibus Plan, as amended by the Amendment and Restatement, which is attached as Appendix A to this proxy statement. The proposed changes to the Omnibus Plan as a result of the Amendment and Restatement are set forth in Appendix A.

 Material Features of the Omnibus Plan, as Amended by the Amendment and Restatement

  Administration of the Plan.

        The Board of Directors has such powers and authority related to the administration of the Omnibus Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Compensation Committee administers the Omnibus Plan.

  Type of Awards.

        The following types of awards are available for grant under the Omnibus Plan: ISOs, NSOs, SARs, restricted stock, RSUs, cash- or stock-based performance awards (as defined in the Omnibus Plan) and other stock-based awards.

  Number of Authorized Shares.

        Subject to adjustment (in connection with certain changes in capitalization), the number of shares of our common stock reserved for issuance under the Omnibus Plan, as amended by the Amendment and Restatement, is equal to: (1) 4,400,000, plus (2) effective upon April 30, 2013, 2,800,000, plus (3) effective on April 28, 2015 (subject to stockholder approval), 8,360,000. 4,400,000 of such shares of our common stock available for issuance under the Omnibus Plan will be available for issuance under ISOs.

        The maximum number of each type of award (other than cash-based performance awards (as defined in the Omnibus Plan)) intended to constitute "performance-based compensation" under Code Section 162(m) granted to any grantee in any 36-month period will not exceed the following:

  •
  options—4,400,000;

  •
  SARs—4,400,000;

  •
  restricted stock—3,250,000;

  •
  RSUs—3,250,000; and

  •
  other stock-based performance awards—3,250,000.

        Stockholders are being asked to re-approve the foregoing limits for purposes of Code Section 162(m) under this Proposal 3.

  Share Counting.

        The Omnibus Plan uses a "fungible share" concept under which the awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, RSUs, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.61 shares. This number, known as the "fungible share ratio", is being increased from 1.55 to 1.61, as a result of the Amendment and Restatement. The number of shares of common stock available for the purpose of awards under the Omnibus Plan will be reduced by: (1) the total number of SARs exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the Grantee as the result of a net settlement; and (2) any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award. Shares of our common stock underlying any outstanding stock option or other award granted under our 2000 Stock Option and Incentive Plan or any other predecessor employee stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares will be available for the grant of new awards under the Omnibus Plan. Any award settled in cash will not be counted as shares of our common stock for any purpose under the Omnibus Plan. If any award under the Omnibus Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of our common stock covered by such award will again be available for the grant of awards under the Omnibus Plan. If shares of our common stock issued pursuant to the Omnibus Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of our common stock will again be available for the grant of awards under the Omnibus Plan. In addition, in the case of any substitute award (as defined in the Omnibus Plan), such substitute award will not be counted against the number of shares reserved under the Omnibus Plan.

  Eligibility and Participation.

        Eligibility to participate in the Omnibus Plan is limited to such employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time.

  Stock Options and SARs

        Grant of Options and SARs.    The Compensation Committee may award ISOs, NSOs (together, "options"), and SARs to grantees under the Omnibus Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

        Exercise Price of Options and SARs.    The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Compensation Committee. The grant price will be fixed at the fair market value of a share of stock on the date of grant. SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option's exercise price; provided, however, that the SAR's grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

        Vesting of Options and SARs.    The Compensation Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include such information in the award agreement, subject to the general requirement that stock options or SARs generally may not become exercisable in less than one year.

        Special Limitations on ISOs.    In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding stock (a "10% Stockholder"), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent such option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Omnibus Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000.

        Exercise of Options and SARs.    An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Compensation Committee has the discretion to determine the method or methods by which a SAR may be exercised.

        Expiration of Options and SARs.    Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option may be exercised more than 10 years from the date of grant, or in the case of an ISO held by a 10% Stockholder, not more than five years from the date of grant.

  Restricted Stock and RSUs

        Restricted Stock.    At the time a grant of restricted stock is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Unless the Compensation Committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Compensation Committee may provide that any such dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

        The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by such restricted stock or (2) the price, if any, specified in the award agreement relating to such restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.

        RSUs.    An RSU is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of RSUs is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. RSUs will not confer stockholder rights to grantees. The Compensation Committee may provide that the holder of RSUs will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional RSUs.

  Cash-and Stock-Based Performance Awards

        The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations in the case of a performance award intended to qualify under Code

Section 162(m), exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

        We intend that performance awards granted to persons who are designated by the Compensation Committee as likely to be "covered employees" within the meaning of Code Section 162(m) and regulations thereunder will, if so designated by the Compensation Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The grant, exercise and/or settlement of such performance awards will be contingent upon achievement of pre-established performance goals which will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criterion. Performance goals will be objective and will otherwise meet the requirements of Code Section 162(m) and regulations thereunder.

        The maximum amount of each cash-based performance award intended to constitute "performance-based compensation" under Code Section 162(m) granted to a grantee in any 12-month period may not exceed $5,000,000. Stockholders are being asked to re-approve this $5,000,000 limit for purposes of Code Section 162(m) under this Proposal 3.

        One or more of the following business criteria for the Company (or any derivation thereof) will be used exclusively by the Compensation Committee in establishing performance goals for such awards:

  •
  net sales;

  •
  revenue;

  •
  revenue growth or product revenue growth;

  •
  operating income (before or after taxes);

  •
  pre-or after-tax income (before or after allocation of corporate overhead and bonuses);

  •
  net earnings;

  •
  earnings per share;

  •
  net income (before or after taxes);

  •
  return on equity;

  •
  total stockholder return;

  •
  return on assets or net assets;

  •
  appreciation in and/or maintenance of, share price;

  •
  market share;

  •
  gross profits;

  •
  earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization);

  •
  economic value-added models or equivalent metrics;

  •
  comparisons with various stock market indices;

  •
  reduction in costs;

  •
  cash flows or cash flows per share (before or after dividends);

  •
  return on capital (including return on total capital or return on invested capital);

  •
  cash flow return on investment;

  •
  improvement in or attainment of expense levels or working capital levels;

  •
  operating margins;

  •
  gross margins or cash margin;

  •
  year-end cash;

  •
  debt reductions;

  •
  stockholder equity;

  •
  regulatory performance;

  •
  implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

  •
  to the extent permitted by applicable law, any other business criteria as determined by the Compensation Committee.

        Stockholders are being asked to re-approve the foregoing business criteria on which performance goals may be based for purposes of Code Section 162(m) in this Proposal 3.

  Other Stock-Based Awards

        The Compensation Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of such other stock-based awards will be set forth in the applicable award agreements.

  Effect of Certain Transactions.

        Except as otherwise provided in an award agreement (as defined in the Omnibus Plan), in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a "transaction"), the Omnibus Plan and the awards issued pursuant to the plan will continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock; provided, however, that, unless otherwise determined by the Compensation Committee, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Compensation Committee, (x) the holders of affected options and SARs have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (y) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the transaction (the value of any non-cash consideration to be determined by the Compensation Committee in its sole discretion) over the option or SAR exercise price, as applicable. For avoidance of doubt, (1) the cancellation of options and SARs as described in the preceding sentence may be effected notwithstanding anything to the contrary contained in the Omnibus Plan or any award agreement and (2) if the amount determined pursuant to the preceding sentence is zero or less, the affected option or SAR may be cancelled without any payment therefor.

        Change in Control.    Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the Omnibus Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to such awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards will vest as if the vesting start date with respect to such award was one year prior to the vesting start date set forth in the award agreement relating to such award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any such grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the Omnibus Plan) or terminates his or her own employment for good reason (as defined in the Omnibus Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date such grantee's employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to such options are subject to repurchase provisions then such repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date such grantee's employment is terminated, will become free of all repurchase provisions; and (3) all other stock-based awards will become exercisable, realizable or vested in full, or will be free of all repurchase provisions, as the case may be.

  Deferral Arrangements.

        The Compensation Committee may permit or require the deferral of any award payment into a deferred compensation arrangement.

  Nontransferability of Awards.

        Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Omnibus Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof). Neither restricted stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee.

  Separation from Service.

        The Compensation Committee may provide in the applicable award agreements for actions that will be taken upon a grantee's separation from service from the Company, including but not limited to, accelerated vesting or termination of awards.

  Tax Withholding and Tax Offset Payments.

        We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an option or pursuant to an award.

  Term of Plan.

        Unless earlier terminated by the Board of Directors, the authority to make grants under the Omnibus Plan will terminate on July 16, 2020.

  Amendment and Termination.

        The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Omnibus Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by the Board of Directors, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Omnibus Plan. No amendment, suspension, or termination of the Omnibus Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Omnibus Plan.

  Clawback Policy

        If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the Omnibus Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the Omnibus Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

  New Plan Benefits.

        All grants of awards under the Omnibus Plan will be discretionary. Therefore, in general, the benefits and amounts that will be received under the Omnibus Plan are not determinable.

  Federal Income Tax Consequences.

        The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the Omnibus Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

  NSOs and SARs.

        No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the recipient will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the recipient if the appropriate holding period under federal tax law is met for such treatment.

  ISOs.

        No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

  Restricted Stock and RSUs.

        A recipient of restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

  Cash-and Stock-Based Performance Awards and Other Stock-Based Awards.

        Typically, a recipient will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the recipient.

  Tax Effect for the Company.

        We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Omnibus Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

        Because we are a public company, special rules limit the deductibility of compensation paid to our CEO and to each of our three most highly compensated executive officers other than our CEO (and not including our CFO) whose compensation is required to be reported annually in our proxy statement. Under Code Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. The limitation on deductions does not apply, however, to qualified "performance-based compensation." Certain awards under the Omnibus Plan, including options, SARs and cash- and stock-based performance awards, may constitute qualified performance-based compensation and, as such, would be exempt from the $1 million limitation on deductible compensation.

Vote Required for Approval

        The Amendment and Restatement of the Omnibus Plan will be approved, and the Code Section 162(m) award limits and performance criteria will be re-approved, if holders of a majority of the shares present or represented at our 2015 annual meeting, in person or by proxy, and voting on Proposal 3 vote in favor of the Amendment and Restatement.

Board Recommendation

        The Board recommends that our stockholders vote FOR approval of the Amendment and Restatement of the Omnibus Plan and re-approval of individual award limits and business criteria that can be used in establishing performance goals for performance awards granted under the Omnibus Plan for the purposes of Code Section 162(m).

 PROPOSAL 4—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We are presenting this selection to our stockholders for ratification at the annual meeting.

        BDO audited our consolidated financial statements for 2014. A representative of BDO is expected to be present at the 2015 Annual Meeting. In addition to having the opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.

Vote Required for Approval

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2015 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of BDO as the independent registered public accounting firm for 2015, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

        The Board recommends that our stockholders vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Directors And Officers" beginning on page 24, in 2014 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In October 2009, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Audit Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee shall consider the related person transaction and, if the Audit Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by BDO for 2014 and 2013 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table. The increase in fees from 2013 to 2014 is due to significantly increased services required as a result of the Company's commercialization of its Cologuard colorectal cancer screening test.

Fee Category	2014	2013
Audit Fees(1)	$437,068	$268,533
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$437,068	$268,533

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services provided by BDO during 2014 pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2014.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the 2015 Annual Meeting other than those items stated above. If any other business should come before the 2015 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23, 2015

        The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/11534/.

Appendix A

EXACT SCIENCES CORPORATION

2010 OMNIBUS LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 28, 2015)

        Exact Sciences Corporation, a Delaware corporation (the "Company"), sets forth herein the terms of its 2010 Omnibus Long-Term Incentive Plan (as Amended and Restated Effective April 28, 2015) (the "Plan"), as follows:

1.     PURPOSE

        The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1.  "Affiliate" means any company or other trade or business that "controls," is "controlled by" or is "under common control" with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

        2.2.  "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

        2.3.  "Award Agreement" means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

        2.4.  "Board" means the Board of Directors of the Company.

        2.5.  "Cause" shall be defined as that term is defined in a Grantee's offer letter or other applicable employment agreement; or, if there is no such definition "Cause" means, as determined by the Company and unless otherwise provided in an applicable Award Agreement with the Company or an Affiliate: (i) engaging in any act, or failing to act, or misconduct that in any such case is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting or materially limiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company's or any Affiliate's government licenses, permits or approvals, which is primarily due to the Service Provider's action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider's Services.

        2.6.  "Change in Control" shall have the meaning set forth in Section 15.3.2 hereof.

        2.7.  "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.8.  "Committee" means one or more committees or subcommittees of the Board. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute Performance Awards, to the extent required by Code Section 162(m), Committee means all of the members of the Committee who are "outside directors" within the meaning of Section 162(m) of the Code. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

        2.9.  "Company" means Exact Sciences Corporation, a Delaware corporation, or any successor corporation.

        2.10.  "Common Stock" or "Stock" means a share of common stock of the Company, par value $.01 per share.

        2.11.  "Covered Employee" means a Grantee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code as qualified by Section 12.4 hereof.

        2.12.  "Effective Date" means July 16, 2010, the date the Plan originally was approved by the Company's stockholders.

        2.13.  "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.14.  "Fair Market Value" of a share of Common Stock as of a particular date shall mean (1) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (3) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

        2.15.  "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law,

daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

        2.16.  "Full-Value Award" means an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value on the date of grant.

        2.17.  "Good Reason" means, provided that the Grantee has complied with the Good Reason Process following the occurrence of any of the following events without the Grantee's consent: (i) a material diminution in Grantee's responsibility, authority or duty; (ii) a material diminution in the Grantee's base salary except for across-the-board salary reductions based on the Company's financial performance similarly affecting all or substantially all management employees of the Company; or (iii) a material change in the geographic location at which the Grantee provides services to the Company.

        2.18.  "Good Reason Process" means that (i) the Grantee reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Grantee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of such occurrence; (iii) the Grantee cooperates in good faith with the Company's efforts, for a period of not less than thirty (30) days following such notice (the "Cure Period"), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and (v) the Grantee terminates his or her employment for Good Reason within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, and the Grantee terminates his or her employment with the Company due to such condition (notwithstanding its cure), then the Grantee will not be deemed to have terminated his or her employment for Good Reason.

        2.19.  "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

        2.20.  "Grantee" means a person who receives or holds an Award under the Plan.

        2.21.  "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.22.  "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.23.  "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

        2.24.  "Option Price" means the exercise price for each share of Stock subject to an Option.

        2.25.  "Other Stock-based Awards" means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock.

        2.26.  "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 12 hereof) over a performance period of from one (1) to five (5) years.

        2.27.  "Plan" means this Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan, as now in effect or as hereafter amended.

        2.28.  "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

        2.29.  "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

        2.30.  "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

        2.31.  "SAR Exercise Price" means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

        2.32.  "SEC" means the United States Securities and Exchange Commission.

        2.33.  "Section 409A" shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

        2.34.  "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.35.  "Separation from Service" means a termination of Service of a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

        2.36.  "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

        2.37.  "Service Provider" means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate.

        2.38.  "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 9 hereof.

        2.39.  "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        2.40.  "Substitute Award" means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

        2.41.  "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

        2.42.  "Termination Date" means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

        2.43.  "Transaction" shall have the meaning set forth in Section 15.2 hereof.

3.     ADMINISTRATION OF THE PLAN

        3.1.  General.

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 hereof or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

            (i)  designate Grantees;

           (ii)  determine the type or types of Awards to be made to a Grantee;

          (iii)  determine the number of shares of Stock to be subject to an Award;

          (iv)  establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

           (v)  prescribe the form of each Award Agreement; and

          (vi)  amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

        To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section, all references in the Plan to the Board's authority to make Awards and determinations with respect thereto shall be deemed to include the Board's delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

  3.2.
  Restrictions; No Repricing.

        Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that causes the Option or SAR to become subject to Section 409A, without the Grantee's written prior approval. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15 hereof. A cancellation and exchange under clause (C) would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

  3.3.
  Award Agreements.

        The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

  3.4.
  Deferral Arrangement.

        The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

  3.5.
  No Liability.

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

  3.6.
  Book Entry.

        Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.     STOCK SUBJECT TO THE PLAN

  4.1.
  Authorized Number of Shares.

        Subject to adjustment under Section 15 hereof, the aggregate number of shares of Common Stock that may be initially issued pursuant to the Plan is (a) 4,400,000, plus (b) effective upon April 30, 2013, 2,800,000, plus (c) effective upon April 28, 2015 (subject to stockholder approval), 8,360,000. 4,400,000 of such shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time. The maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute "performance-based compensation" under Code Section 162(m) granted to any Grantee in any thirty-six (36) month period shall not exceed the following: Options: 4,400,000; SARs: 4,400,000; Restricted Stock: 3,250,000; Restricted Stock Units: 3,250,000; and Other Stock-based Performance Awards: 3,250,000.

  4.2.
  Fungible Share Pool.

        Subject to adjustment under Section 15 hereof, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4.1 hereof as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Section 4.1 hereof as 1.61 shares for each one share of Common Stock subject to such Full-Value Award. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4.3 hereof, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.61 shares is returned to the Plan pursuant to Section 4.3 hereof, each applicable share reserve will be credited with 1.61 shares.

  4.3.
  Share Counting.

        The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by: (i) the total number of SARs exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Grantee as the result of a net settlement; and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Shares of Common Stock underlying any outstanding stock option or other Award granted under the Exact Corporation 2000 Stock Option and Incentive Plan or any other predecessor employee stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan. If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.     EFFECTIVE DATE, DURATION AND AMENDMENTS

  5.1.
  Term.

        The Plan was originally effective as of the Effective Date. The Plan, as amended and restated effective April 28, 2015, shall be effective as of such date, provided that it has been approved by the Company's stockholders. If the Company's stockholders do not approve the Plan as amended and restated effective April 28, 2015, then the version of the Plan as in effect immediately prior to such amendment and restatement shall remain unchanged and in full force and effect. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2 hereof.

  5.2.
  Amendment and Termination of the Plan.

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 hereof shall be contingent upon the approval of the Company's stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.     AWARD ELIGIBILITY AND LIMITATIONS

  6.1.
  Service Providers.

        Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

  6.2.
  Successive Awards.

        An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

  6.3.
  Stand-Alone, Additional, Tandem, and Substitute Awards.

        Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2 hereof, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.     AWARD AGREEMENT

        Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.     TERMS AND CONDITIONS OF OPTIONS

        8.1.  Option Price.

        The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

        8.2.  Vesting.

        Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement. The minimum required period of Service for full exercisability of an Option shall be one year, provided that the Award Agreement may reflect, or the Committee may in its discretion provide after the Grant Date for, earlier or accelerated vesting (on a full or pro rata basis) (a) in the event of the Grantee's death, disability, retirement or involuntary Separation from Service, (b) upon a Change in Control or (c) with respect to a Substitute Award; and provided, further, that such minimum required period shall not apply to Option and SAR Awards involving an aggregate number of shares of Common Stock not exceeding 5% of the number of shares available for issuance under the first sentence of Section 4.1 hereof.

        8.3.  Term.

        Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

        8.4.  Limitations on Exercise of Option.

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

        8.5.  Method of Exercise.

        An Option that is exercisable may be exercised by the Grantee's delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

        8.6.  Rights of Holders of Options.

        Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

        8.7.  Delivery of Stock Certificates.

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

        8.8.  Limitations on Incentive Stock Options.

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

        9.1.  Right to Payment.

        A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed at the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR's grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR.

        9.2.  Other Terms.

        The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. The minimum required period of Service for full exercisability of a SAR shall be one year, provided that the Award Agreement may reflect, or the Committee may in its discretion provide after the Grant Date for, earlier or accelerated vesting (on a full or pro rata basis) (a) in the event of the Grantee's death, disability, retirement or involuntary Separation from Service, (b) upon a Change in Control or (c) with respect to a Substitute Award; and provided, further, that such minimum required period shall not apply to Option and SAR Awards involving an aggregate number of shares of Common Stock not exceeding 5% of the number of shares available for issuance under the first sentence of Section 4.1 hereof.

        9.3.  Term of SARs.

        The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

        9.4.  Payment of SAR Amount.

        Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

            (i)  the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

           (ii)  the number of shares of Stock with respect to which the SAR is exercised.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        10.1.  Restrictions.

        At the time of grant, the Board may, in its sole discretion, establish a period of time (a "restricted period") and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2 hereof. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

        10.2.  Restricted Stock Certificates.

        The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

        10.3.  Rights of Holders of Restricted Stock.

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

        10.4.  Rights of Holders of Restricted Stock Units.

          10.4.1.  Settlement of Restricted Stock Units.

        Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 17.9.1 hereof for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

          10.4.2.  Voting and Dividend Rights.

        Unless otherwise stated in the applicable Award Agreement, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

          10.4.3.  Creditor's Rights.

        A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

        10.5.  Purchase of Restricted Stock.

        The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 hereof or, in the discretion of the Board, in consideration for past Services rendered.

        10.6.  Delivery of Stock.

        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

11.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

        11.1.  General Rule.

        Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

        11.2.  Surrender of Stock.

        To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

        11.3.  Cashless Exercise.

        With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3 hereof.

        11.4.  Other Forms of Payment.

        To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company's withholding of shares of Stock otherwise due to the exercising Grantee.

12.   TERMS AND CONDITIONS OF PERFORMANCE AWARDS

        12.1.  Performance Conditions.

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

        12.2.  Performance Awards Granted to Designated Covered Employees.

        If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2.

          12.2.1.  Performance Goals Generally.

        The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). Measurement of performance goals may exclude (in the discretion of the Committee) the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company's financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

          12.2.2.  Business Criteria.

        One or more of the following business criteria (or any derivation thereof) for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonuses; net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of, share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reduction in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins; gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory performance; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel and any other business criteria established by the Committee.

          12.2.3.  Timing for Establishing Performance Goals.

        Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          12.2.4.  Settlement of Performance Awards; Other Terms.

        Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The maximum amount of each cash-based Performance Award intended to constitute "performance-based compensation" under Code Section 162(m) granted to any Grantee in any twelve (12) month period shall not exceed $5,000,000.

        12.3.  Written Determinations.

        All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m) to the extent required by Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

        12.4.  Status of Section 12.2 Awards under Code Section 162(m).

        It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2 hereof, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.   OTHER STOCK-BASED AWARDS

        13.1.  Grant of Other Stock-based Awards.

        Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company's incentive compensation plan. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

        13.2.  Terms of Other Stock-based Awards.

        Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.   REQUIREMENTS OF LAW

        14.1.  General.

        The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option

(under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

        14.2.  Rule 16b-3.

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.   EFFECT OF CHANGES IN CAPITALIZATION

        15.1.  Changes in Stock.

        If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Options and Other Stock-based Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4 hereof) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

        15.2.  Effect of Certain Transactions.

        Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3 hereof, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange or consolidation of the Company or involving the shares of Common Stock (a "Transaction"), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 15.2 in connection with a Transaction in which the consideration paid or distributed to the Company's stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1 hereof.

        15.3.  Change in Control

          15.3.1.  Consequences of a Change in Control

        Except as otherwise specifically provided in the applicable Award Agreement and withstanding any provision herein to the contrary, upon the consummation of a Change in Control: (i) all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect of the outstanding shares of Common Stock in connection with the Change in Control and (ii) all outstanding Awards shall vest as if the vesting start date with respect to such Award was one year prior to the vesting start date set forth in the Award Agreement relating to such Award. In addition to the foregoing, with respect to Awards granted prior to the consummation of the Change in Control, in the event that any such Grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Change in Control is terminated without Cause or terminates his or her own employment for Good Reason prior to the first anniversary of the consummation of the Change in Control: (1) all Options outstanding on the date such Grantee's employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options are subject to repurchase provisions then such repurchase restrictions shall immediately lapse; (2) all Restricted Stock Awards outstanding on the date such Grantee's employment is terminated, shall become free of all repurchase provisions; and (3) all Other Stock-based Awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be.

          15.3.2.  Change in Control Defined

        A Change in Control shall mean: (i) any merger, consolidation or purchase of outstanding capital stock of the Company after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Board.

        Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a "change in control event" pursuant to the definition of such term in Section 409A.

          15.3.3.  Parachute Awards.

        Except as otherwise specifically provided in the applicable Award Agreement, notwithstanding the provisions of Section 15.3.1 hereof, if, in connection with an Change in Control described therein, a tax under Section 4999 of the Code would be imposed on the Grantee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280(G)(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Grantee (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Grantee under Section 4999 of the Code in connection with the Change in Control, then the Awards shall become immediately exercisable, realizable, and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 15.3.3 shall be made by the Company.

        15.4.  Adjustments.

        Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.   NO LIMITATIONS ON COMPANY

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.   TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

        17.1.  Disclaimer of Rights.

        No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

        17.2.  Nonexclusivity of the Plan.

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

        17.3.  Withholding Taxes.

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

        17.4.  Captions.

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

        17.5.  Other Provisions.

        Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

        17.6.  Number and Gender.

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

        17.7.  Severability.

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        17.8.  Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Delaware General Corporation Law shall be governed by such law.

        17.9.  Section 409A.

          17.9.1.  Short-Term Deferrals.

        For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

          17.9.2.  Adjustments.

        To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

        17.10.  Separation from Service.

        The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

        17.11.  Transferability of Awards.

          17.11.1.  Transfers in General.

        Except as provided in Section 17.11.2 hereof, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee's personal representative) may exercise rights under the Plan.

          17.11.2.  Family Transfers.

        If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

        17.12.  Dividends and Dividend Equivalent Rights.

        If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee.

        17.13.  Clawback.

          17.13.1.  If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any Award made to any Grantee with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered shall be the amount, as determined by the Committee, by which the affected Award exceeds the amount that would have been payable had the financial statements been initially filed as restated. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

          17.13.2.  Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time. A Grantee's receipt of an Award shall be deemed to constitute the Grantee's acknowledgment of and consent to the Company's application, implementation and enforcement of any applicable Company clawback policy and any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation that may apply to the Grantee, whether adopted prior to or following the date of the Award. The Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 23, 2015 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23, 2015. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect three members of the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. O Thomas D. Carey O Daniel J. Levangie O Michael S. Wyzga 2. Proposal to approve on an advisory basis the compensation of the Company's named executive officers. 3. Proposal to approve the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000, among other changes described in the proxy statement; and the re-approval of individual award limits and performance measures under the plan, in each case as described in Proposal 3 of the proxy statement, for purposes of Section 162(m) of the Internal Revenue Code. 4. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2015. 5. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20333000300000001000 2 072315 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14475 EXACT SCIENCES CORPORATION Proxy for Annual Meeting of Stockholders July 23, 2015 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Conroy and Maneesh K. Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 23, 2015, at 10:00 a.m. local time, at The Edgewater, Grand Ballroom A, 1001 Wisconsin Place, Madison, Wisconsin 53703 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 12, 2015, a copy of which has been received by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE 1.1

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 23, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23, 2015. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. 1. To elect three members of the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. O Thomas D. Carey O Daniel J. Levangie O Michael S. Wyzga 2. Proposal to approve on an advisory basis the compensation of the Company's named executive officers. 3. Proposal to approve the amendment and restatement of the 2010 Omnibus Long-Term Incentive Plan, which would increase the number of shares reserved for issuance thereunder by 8,360,000, among other changes described in the proxy statement; and the re-approval of individual award limits and performance measures under the plan, in each case as described in Proposal 3 of the proxy statement, for the purposes of Section 162(m) of the Internal Revenue Code. 4. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2015. 5. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OTHER PROPOSAL. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN 20333000300000001000 2 072315